UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 21, 2024 (the “Effective Date”), Incannex Healthcare Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Luigi M. Barbato, M.D., to serve as the Company’s Chief Medical Officer.

The Employment Agreement provides that Dr. Barbato will receive an annual base salary of $375,000, a target annual incentive of up to 20% of base salary, long-term incentive plan and employee benefit plan participation, and the reimbursement of business expenses. Dr. Barbato was granted restricted stock units under the Company’s 2023 Equity Incentive Plan (the “Plan”) representing the contingent right to receive up to 100,476 shares of the Company’s common stock, which will vest in three equal installments on the first, second, and third anniversary of the Effective Date, subject to his continued service to the Company pursuant to the terms of his Employment Agreement.

There are (a) no understandings or arrangements between Dr. Barbato and any other person pursuant to which he was appointed as Chief Medical Officer of the Company and (b) Dr. Barbato has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Dr. Barbato has no family relationship with any director or executive officer of the Company.

Biographical information for Dr. Barbato is set forth below:

Dr. Barbato served as Global Medical Lead for several clinical-stage therapeutic programs addressing neurological disorders at Jazz Pharmaceuticals from May 2023 until October 2024. Prior to joining Jazz, Dr. Barbato served as Global Senior Medical Director at AbbVie from July 2015 until May 2023, and, prior to his service with AbbVie, he held leadership roles at Biogen Idec, Novartis, Stiefel Laboratories (GSK), Forest Research Institute, and Solvay Pharmaceuticals. Dr. Barbato served as a Clinical Assistant Professor of Psychiatry and Behavioral Science at Emory University School of Medicine, and has authored or co-authored more than 65 papers and presentations. Dr. Barbato earned his M.D. from St. George’s University School of Medicine and B.S. in Biology at St. Peter’s University.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*^	Employment Agreement, effective October 21, 2024, by and between the Company and Luigi M. Barbato, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management Compensation Plan or Arrangement.
^	Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: October 24, 2024		/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

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